Exhibit 99.2
Liquidity and Collateral Analysis Pro Forma for Emergence (January 6, 2006) ($ Millions, Except Gas Prices) ($ Millions) $1,400 $1,200 Collateral Roll-off $1,126.7 $445.8 $1,200 $1,000 (t)s $1,000 Available Liquidity (en) (r)(em) $800 (u)(i) $188.0 (eq) (R) $800 (r)(al) (e) (l l)(at) $600 (o) (C) $106.1 $600 $147.9 Collateral Posting at $400 1/6/06 $53.1 $400 $185.7 $200 $200 $0 5 6 6 6 + $0 0/05 (0) (00) 06 (0) (0) (00) (007) 3 (20) (2) (2) (20) (2) (2)$8.00 $12.00 $16.00 $20.00 $24.00 (9/) 4Q Q (1) 2Q 3Q (4)Q NYMEX Gas $/MMbtu Note: Reflects positions and prices at 9/30/05

     The chart illustrates a range of expected collateral requirements and available liquidity for Mirant North America, LLC given a range of NYMEX prices from $8.00 to $24.00 per MMbtu (assuming a 9/30/2005 hedge book).
     The graph indicating collateral roll off, shows that of Mirant North America, LLC's $1,126.7 million of collateral posted to counterparties as of September 30, 2005, $445.8 million is expected to be released during the fourth quarter of 2005, $188.0 million is expected to be released during the first quarter of 2006, $106.1 million is expected to be released during the second quarter of 2006, $147.9 million is expected to be released during the third quarter of 2006, $13.1 million is expected to be released during the fourth quarter of 2006 and $184.7 thereafter. The graph does not take into account collateral posted to counterparties to support price risk management activities after September 30, 2005.